Exhibit 10.33
SCHEDULE I
CHANGE OF CONTROL
SEVERANCE PLAN PARTICIPANTS

Benefit Level — 3

Baxter, Warner L.	Moehn, Michael

Cisel, Scott A.	Naslund, Charles D.

Cole, Daniel F.	Nelson, Gregory L.

Kelley, Richard A.	Rainwater, Gary L

Lyons, Martin J.	Sullivan, Steven R.

Mark, Richard J.	Voss, Thomas R.

Martin, Donna K.

Benefit Level — 2

Barnes, Lynn M.	Mueller, Michael G.

Birdsong, Jerre E.	Neff, Robert K.

Birk, Mark C.	Nelson, Craig D.

Borkowski, Maureen A.	Ogden, Stan

Brawley, Mark	Pate, Ron D.

Bremer, Charles A.	Power, Joseph M.

Cissell, Richard	Powers, Robert L.

Evans, Ronald K.	Prebil, William J.

Foss, Karen	Schepers, David J.

Glaeser, Scott A.	Schukar, Shawn

Heflin, Adam C.	Serri, Andrew M.

Herrmann, Timothy E.	Simpson, Jerry L.

Iselin, Christopher A.	Sobule, James A.

Kidwell, Stephen M.	Steinke, Bruce A.

Lindgren, Mark C.	Weisenborn, Dennis W.

Menne, Michael L.	Zdellar, Ronald C.

Mosier, Don M.